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                                                                    EXHIBIT 4.13




                           SERIES D WARRANT AGREEMENT


                           -------------------------


                       MULTI-LINK TELECOMMUNICATIONS, INC.


                                       AND


                        COMPUTERSHARE TRUST COMPANY, INC.

                                  WARRANT AGENT





                                               , 2000
                             ------------------

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                           SERIES D WARRANT AGREEMENT


         THIS AGREEMENT dated as of _______________, 2000, between MULTI-LINK TELECOMMUNICATIONS, INC., a Colorado corporation (the "Company"), and COMPUTERSHARE TRUST COMPANY, INC., a transfer agency located in Denver, Colorado (the "Warrant Agent").

         WHEREAS: The Company is conducting a public offering (the "Public Offering") of 1,850,000 shares (the "Firm Shares") of Common Stock of the Company ("Common Stock") and 925,000 warrants ("Firm Warrants"), two Warrants entitling the Registered Owner thereof to purchase one share of Common Stock, or an aggregate of 462,500 shares of Common Stock of the Company on exercise of all Firm Warrants; and

         The Company and certain selling shareholders also is granting the several underwriters (the "Underwriters") of the Company's Public Offering pursuant to an underwriting agreement (the "Underwriting Agreement"), the option to purchase up to an additional 277,500 shares (the "Over-Allotment Shares") and 138,750 warrants (the "Over-Allotment Warrants") exercisable to purchase up to an aggregate of 69,375 shares of Common Stock; and

         The Company desires to provide for the issuance, registration, transfer, exchange and exercise of certificates (the "Warrant Certificates") representing the Firm Warrants and the Over-Allotment Warrants (collectively, herein, the "Warrants") and for the exercise of the Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

         1.       DEFINITIONS.  As used herein:

                  (a) "Common Stock" shall mean Common Stock, of the Company, whether now or hereafter authorized, holders of which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

                  (b) "Corporate Office" shall mean the place of business of the Warrant Agent (or its successor) located in Denver, Colorado, which office is presently located at 4704 Harlan Street, Denver, Colorado 80212.

                  (c) "Effective Date" shall mean ___________________, 2000, the date on which the Company's Registration Statement is declared effective by the Securities and Exchange Commission.


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                  (d) "Exercise Date" shall mean the date of surrender for
exercise of any Warrant Certificate, provided the exercise form on the back of the Warrant Certificate or a form substantially similar thereto has been completed in full by the Registered Owner or a duly appointed attorney and the Warrant Certificate is accompanied by payment in full of the Exercise Price.

                  (e) "Exercise Period" shall mean the period commencing on the Effective Date and extending to and through the Expiration Date.

                  (f) "Exercise Price" shall mean a purchase price of $9.00 per share of Common Stock; provided, however, that in the event the Company reduces the Exercise Price in accordance with Section 9(i) hereof, the Exercise Price shall be as established by the Company in accordance with such Section.

                  (g) "Expiration Date" shall mean 5:00 P.M. Mountain Time on the last day of the 3 year period commencing on the Effective Date, subject to the terms provided in Section 5 herein for redemption; provided however, if such date shall be a holiday or a day on which banks are authorized to close, then Expiration Date shall mean 5:00 p.m., Mountain Time on the next following day which in the State of Colorado is not a holiday or a day on which banks are authorized to close. If the Company redeems the Warrants as provided in Section 5 of this Agreement, the Expiration Date shall be the date fixed for redemption.

                  (h) "Firm Warrants" shall mean 925,000 Warrants to purchase 462,500 shares of Common Stock, all of which will be purchased by the several Underwriters from the Company and sold in the Public Offering in accordance with the Underwriting Agreement.

                  (i) "Over-Allotment Warrants" shall mean 138,750 Warrants to purchase 69,375 shares of Common Stock, any or all of which may be purchased by the Representative for the several Underwriters from the Company in accordance with the Underwriting Agreement. The Over-Allotment Warrants shall have identical terms and conditions to those established for the Firm Warrants, subject to their issuance in accordance with Section 2 hereof.

                  (j) "Representative" shall mean Schneider Securities, Inc., the representative of the several Underwriters.

                  (k) "Registered Owner" shall mean the person in whose name any Warrant Certificate shall be registered on the books maintained by the Warrant Agent pursuant to Section 6 of this Agreement.

                  (l) "Registration Statement" shall mean the Company's Registration Statement on Form SB-2 (S.E.C. File No. 333-_____), as amended.


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                  (m) "Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

                  (n) "Warrant" or the "Warrants" shall mean and include up to 1,063,750 Warrants to purchase 531,875 authorized and unissued Shares of Common Stock of the Company and, unless otherwise noted, shall include 925,000 Firm Warrants and 138,750 Over-Allotment Warrants.

                  (o) "Warrant Agent" shall mean Computershare Trust Company, Inc., or its successor, as the transfer agent and registrar of the Warrants.

                  (p) "Warrant Shares" shall mean and include up to 462,500 authorized and unissued shares of Common Stock reserved for issuance on exercise of the Warrants, and unless otherwise noted, shall include 462,500 shares of Common Stock issuable upon exercise of the Firm Warrants and 69,375 shares of Common Stock issuable upon exercise of the Over-Allotment Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the Warrants pursuant to Section 9 of this Agreement.

         2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES. Each two Warrants shall initially entitle the Registered Owner of the Warrant Certificates representing such Warrants to purchase one share of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in
Section 9. Warrant Certificates representing 925,000 Firm Warrants and evidencing the right to purchase an aggregate of 462,500 shares of Common Stock of the Company shall be executed by the proper officers of the Company and delivered to the Warrant Agent for countersignature. Certificates representing the Firm Warrants to be delivered to the Warrant Agent shall be in direct relation to the Firm Shares sold in the Company's Public Offering and shall be attached to certificates representing an equal number of Firm Shares. The Warrant Certificates representing the Firm Warrants will be issued and delivered on written order of the Company signed by the proper officers of the Company. The Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

         The Over-Allotment Warrants shall carry identical terms and conditions to those established for the Firm Warrants and outlined herein. Up to 138,750 Over-Allotment Warrants may be issued and such Over-Allotment Warrants shall evidence the right of the Registered Owners thereof to purchase an aggregate of up to 69,375 shares of Common Stock of the Company. Any Warrant Certificates for Over-Allotment Warrants to be issued will be issued and delivered on written order of the Company signed by the proper officers of the Company on exercise of the option to purchase Over-Allotment Warrants by the several Underwriters in accordance with the Underwriting Agreement. Certificates representing


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Over-Allotment Warrants will be initially attached to certificates representing an equal number of Over-Allotment Shares.

         Except as provided in Section 8 hereof, share certificates representing the Warrant Shares shall be issued only on or after the Exercise Date on exercise of the Warrants or on transfer or exchange of the Warrant Shares. The Warrant Agent, if other than the Company's Transfer Agent, shall arrange with the Transfer Agent for the issuance and registration of all Warrant Shares.

         3. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached as EXHIBIT A and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement. The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

         Each Warrant Certificate for Firm Warrants shall be initially issued only when attached to a certificate representing an equal number of Firm Shares of Common Stock as Firm Warrants and shall be separately transferable from the certificate representing Firm Shares immediately upon issuance. Warrant Certificates issued for Over-Allotment Warrants shall be issued together with certificates representing an equal number of shares of Common Stock as Over-Allotment Warrants.

         The Warrant Certificates shall be executed on behalf of the Company by its duly authorized officers, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

         4. EXERCISE. The exercise of Warrants in accordance with this Agreement shall only be permitted during the Exercise Period.

         Warrants shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date. The exercise form shall be executed by the Registered Owner thereof or the Registered Owner's attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America. Such payment shall be in an amount equal to the Exercise Price as hereinabove defined.


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         The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the Registered Owner of such Warrant Shares as of the close of business on the Exercise Date. The
Company shall not be obligated to issue any fractional share interests in Warrant Shares. If Warrants represented by more than one Warrant Certificate shall be exercised at one time by the same Registered Owner, the number of full Warrant Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Warrant Shares issuable on such exercise.

         As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered by the Transfer Agent to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares deliverable on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares caused to be delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company. The parties contemplate such payments will be made by the Warrant Agent to the Company on a weekly basis and will consist of collected funds only. The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by agreement of the Company and the Warrant Agent, at all times relevant hereto. Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause the Transfer Agent to issue share certificates representing the number of Warrant Shares purchased by the Registered Owner.

         Expenses incurred by the Warrant Agent, including administrative costs, and the standard fees imposed by the Warrant Agent for the Warrant Agent's services, shall be paid by the Company and shall be deducted from the Escrow Account prior to distribution of funds to the Company.

         A detailed accounting statement setting forth the number of Warrants exercised, the number of Warrant Shares issued, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount. Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period. The Warrant Agent shall render to the Company, at the completion of the Exercise Period, a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of Warrant Shares issued, the amounts distributed to the Company, and all expenses incurred by the Warrant Agent.

         The Company may be required to deliver a prospectus that satisfies the requirements of Section 10 of the Securities Act of 1933, as amended (the "1933 Act") with delivery of the Warrant Shares and must have a registration statement (or a post-effective amendment to an existing registration statement) effective under the 1933 Act in order for the Company to comply with any such prospectus delivery requirements. The Company will advise the


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Warrant Agent of the status of any such registration statement under the 1933
Act and of the effectiveness of the Company's registration statement or lapse of effectiveness.

         No issuance of Warrant Shares shall be made unless there is an effective registration statement under the 1933 Act, and registration or qualification of the Warrant Shares, or an exemption therefrom, has been obtained from state or other regulatory authorities in the jurisdiction in which such Warrant Shares are sold. The Company will provide to the Warrant Agent written confirmation of all such registration or qualification, or an exemption therefrom, when requested by the Warrant Agent.

         5. REDEMPTION. The Company may, at its option, redeem the Warrants in whole, but not in part, for a redemption price of $.05 per Warrant, on not less than 30 days' notice to the Registered Owners. The right to redeem the Warrants may be exercised by the Company following such one year period and during the Exercise Period only in the event (i) the closing bid price for Company's shares of Common Stock has equaled or exceeded $11.25 (125% of the Warrant Exercise Price) for 20 consecutive trading days, (ii) any notice of the call for redemption is given not more than five (5) business days after the conclusion of the 20 consecutive trading days referred to in the foregoing (i), (iii) the Company has a registration statement (or a post-effective amendment to an existing registration statement) pertaining to the Warrant Shares effective with the Securities and Exchange Commission, which registration statement would enable a Registered Owner to exercise the Warrants, and (iv) the expiration of the 30 day notice period is within the Exercise Period. In the event the Company exercises its right to redeem the Warrants, the Expiration Date will be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Registered Owner thereof will be entitled only to the redemption price.

         6. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants. The Company covenants that all Warrant Shares issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

         The Registered Owner shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Owner of the Warrant Certificates, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent or Transfer Agent the amount of any such taxes or charges incident thereto.

         The Company will supply the Warrant Agent with blank Warrant Certificates, so as to maintain an inventory satisfactory to the Warrant Agent. The Company will file with the


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Warrant Agent a statement setting forth the name and address of its Transfer
Agent for Warrant Shares and of each successor Transfer Agent, if any.

         7. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part and may be separately transferred from the Common Stock share certificate to which such Warrant Certificate is attached upon initial issuance, if any, at any time during the Exercise Period. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its corporate office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

         The Warrant Agent shall keep transfer books at its corporate office on which Warrant Certificates and the transfer thereof shall be registered. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

         All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Warrant Agent.

         Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Owner of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent) and the parties hereto shall not be affected by any notice to the contrary.

         8. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the Registered Owner requesting issuance of a new Warrant Certificate shall be required to secure an indemnity bond from an approved surety bonding company in favor of the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

         9. ADJUSTMENT OF EXERCISE PRICE AND SHARES.

                  (a) If at any time prior to the expiration of the Warrants by their terms or by exercise, the Company increases or decreases the number of its issued and outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares of


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Common Stock, by means of (i) the payment of a share dividend or the making of any other distribution on such shares of Common Stock payable in its shares of Common Stock, (ii) a split or subdivision of shares of Common Stock, or (iii) a consolidation or combination of shares of Common Stock, then the Exercise Price in effect at the time of such action and the number of Warrants required to purchase each Warrant Share at that time shall be proportionately adjusted so that the numbers, rights and privileges relating to the Warrant Shares then purchasable upon the exercise of the Warrants shall be increased, decreased or changed in like manner, for the same aggregate purchase price set forth in the Warrants, as if the Warrant Shares purchasable upon the exercise of the Warrants immediately prior to the event had been issued, outstanding, fully paid and nonassessable at the time of that event. Any dividend paid or distributed on the shares of Common Stock in shares of any other class of shares of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in shares of Common Stock to the extent shares of Common Stock are issuable on the payment or conversion thereof.

                  (b) In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding shares of Common Stock to shares without par value or in the event of any other material change in the capital structure of the Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any Registered Owner of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the Warrant Shares theretofore purchasable on the exercise of any Warrant, such securities or assets as may be issued or payable with respect to or in exchange for the number of Warrant Shares theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and in any such event, the rights of any Registered Owner of a Warrant to any adjustment in the number of Warrant Shares purchasable on exercise of such Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the Registered Owner becomes entitled to purchase.

                  (c) In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the Registered Owner of a Warrant may thereafter receive, on exercise thereof, in lieu of each Warrant Share which the Registered Owner would have been entitled to receive, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company; provided, however, that in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 P.M., Mountain Time, on the 30th day next succeeding the date on which notice of such


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termination of the right to exercise the Warrants has been given by mail to the
Registered Owners thereof at such addresses as may appear on the books of the Company.

                  (d) In the event prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to purchase its shares of Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) at the date of taking such record, then, (i) the number of Warrant Shares purchasable pursuant to the Warrants shall be redetermined as follows: the number of Warrant Shares purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock of the Company outstanding (excluding shares of Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding shares of Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and
(ii) the Exercise

                  Price per Warrant Share purchasable pursuant to a Warrant shall be redetermined as follows: the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of Warrant Shares purchasable immediately prior to the taking of such record, and the denominator of which is the number of Warrant Shares purchasable immediately after the taking of such record as determined pursuant to clause (i) above; provided, however, (i) that any adjustment in the number of shares issuable as set forth above shall be effective only to the extent sufficient shares of Common Stock have been registered through a registration statement effective under the 1933 Act, and (ii) that any adjustment in the Exercise Price does not cause the Company to receive proceeds in excess of the amount authorized by any such registration statement. For the purpose hereof, the current market price per share at any date shall be determined as follows:

                           (i) If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board of Directors of the Company, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the current market price shall be the average of the closing prices of the Common Stock as reported by such exchange or system for 10 consecutive business days commencing 30 business days prior to the record date;

                           (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the current market price shall be the average of the last reported highest bid and the lowest asked prices quoted on the National


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          Association of Securities Dealers, Inc. Automated Quotations System
          or, if not so quoted, then by the National Quotation Bureau, Inc. for 10 consecutive business days commencing 30 business days prior to the record date; or

                           (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the current market price shall be determined in such reasonable manner as may be prescribed by the Board of Directors.

                  (e) On exercise of the Warrants by the Registered Owners, the Company shall not be required to deliver fractions of Warrant Shares; provided, however, that the Company shall make prompt, proportionate, equitable, lawful and adequate provisions in respect of any such fraction of one Warrant Share either on the basis of adjustment in the then applicable Exercise Price or a purchase of the fractional interest at the price of the Company's shares of Common Stock or such other reasonable basis as the Company may determine.

                  (f) In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its shares of Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the shares of Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Owners of the Warrants at the addresses as may appear on the books of the Company at least 30 days' prior written notice to the effect that it intends to take such a record. Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the shares of Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed. Without limiting the obligation of the Company to provide notice to the Registered Owners of the Warrants of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

                  (g) The Warrants shall not entitle the Registered Owner thereof to any of the rights of shareholders or to any dividend declared on the shares of Common Stock unless the Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of shares of Common Stock entitled to such dividend or other right.

                  (h) On and after ____________, 2000, the Company shall be empowered, in the sole and unconditional discretion of the Board of Directors, at any time during the Exercise Period, to reduce the applicable Exercise Price of the Warrants. Prior to _____________, 2000, the Company may reduce the applicable Exercise Price of the Warrants only with the prior written consent of the Representative. Any reduction in the applicable Exercise Price shall be effective upon written notice to the Warrant Agent, which


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

notice shall be given pursuant to a duly and validly authorized resolution of the Board of Directors of the Company. Any such reduction in the Exercise Price shall not entitle the Registered Owners to issuance of any additional Common Shares pursuant to the adjustment provisions set forth elsewhere herein, regardless of whether the reduction in the Exercise Price was effected either prior to or following exercise of Warrants by the Registered Owners thereof. A nonexercising Registered Owner shall have no remedy or rights to receive any additional Warrant Shares as a result of any reduction in any applicable Exercise Price pursuant to this subsection.

         10. DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificate or the Warrants represented thereby or of the Warrant Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustment.

         The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel.

         Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by an officer of the Company. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

         The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

         The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party. Upon notice by the Company to the Warrant Agent, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Owner of each Warrant Certificate. The expenses the Warrant Agent incurs in mailing such notice shall be paid by the Company. On such resignation or termination, the Company shall appoint a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Owner of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000, and having its principal office in the United States.

         After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Owner of each Warrant Certificate.

         Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Owner of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor Warrant Agent.

         The Warrant Agent, its officers or directors and it subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

         11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained. Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the Registered Owners of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Owners of Warrant Certificates representing not less than a majority of the Warrants outstanding. Additionally, no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant or the Exercise Price therefor shall be made without the consent in writing of the Registered Owner of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

         12. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to:

         in the case of the Company:

         Multi-Link Telecommunications, Inc.
         4704 Harlan Street, Suite 420
         Denver, CO 80212

         and in the case of the Warrant Agent:

         Computershare Trust Company, Inc.
         12039 W. Alameda Parkway
         Lakewood, CO 80228

         with a copy to:

         Blair L. Lockwood, Esq.
         Faegre & Benson, LLP
         2500 Republic Plaza
         370 Seventeenth Street
         Denver, Colorado 80202

         and, if requested by the Company to the Registered Owner of a Warrant Certificate, at the address of such Registered Owner as set forth on the books maintained by the Warrant Agent.

         13. PERSONS BENEFITING. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the Registered Owners and beneficial owners from time to time of the Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

         14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

         15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

         16. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.

         17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above mentioned.

                                        THE COMPANY:

                                        MULTI-LINK TELECOMMUNICATIONS, INC.


                                        By:
                                            --------------------------------
                                            Nigel Alexander,
                                            Chief Executive Officer


ATTEST:


----------------------------------
-----------------, ---------------


                                         THE WARRANT AGENT:

                                         COMPUTERSHARE TRUST COMPANY, INC.


                                         By:
                                             -------------------------------
                                         Title:
                                               -----------------------------


ATTEST:


----------------------------------
__________________, Secretary

                                    EXHIBIT A


     WARRANT                                                          NUMBER OF
CERTIFICATE NUMBER                                                    WARRANTS




CUSIP NO.:        [SEE REVERSE FOR CERTAIN DEFINITIONS]


                      COMMON STOCK PURCHASE WARRANT FOR THE
                      PURCHASE OF SHARES OF COMMON STOCK OF

                       MULTI-LINK TELECOMMUNICATIONS, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


         THIS CERTIFIES THAT, for value received _______________________________ as registered owner (the "Registered Owner) of this Common Stock Purchase Warrant (the "Warrant") is entitled at any time commencing on __________, 2000 (the Effective Date"), and before 5:00 P.M. Mountain Time, on ____________, 2003, which is the last day of the three year period commencing on the Effective Date, (the "Expiration Date") to subscribe for, purchase and receive for each two Warrants specified above one fully paid and nonassessable share of common stock (a "Warrant Share"), of Multi-Link Telecommunications, Inc. (the "Company"), at the price of $9.00 per share (the "Exercise Price"), upon presentation and surrender of this Warrant, together with payment of the Exercise Price for the Warrant Shares to be purchased, to the Company at its principal office or to the Company's warrant agent at the warrant agent's principal office in the manner described in the Warrant Agreement (the "Warrant Agreement") between the Company and Computershare Trust Company, Inc.; provided, however, that upon the occurrence of any of the events specified in such Warrant Agreement, the rights granted by this Warrant shall be adjusted as specified therein. This Certificate and the Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement.

         Upon exercise of this Warrant, the form of Election to Purchase hereinafter provided must be duly executed, the Exercise Price must be paid in lawful money of the United States of America in cash, certified check, bank draft or wire transfer and the instructions for registration of the Warrant Shares acquired by such exercise must be completed. At or before 5:00 P.M. Mountain Time on the Expiration Date, this Warrant shall become null and void without further force or effect, and all rights represented hereby shall cease and expire. The Company may, at its option, redeem this Warrant in whole for a redemption price of $.05 per Warrant, on 30 days' prior written notice to the Registered Owner, provided, however, the right to redeem this Warrant may be exercised by the Company only in the event
(1) the closing bid price for the Company's Common Stock equals or exceeds $11.25 for 20 consecutive trading days immediately preceding any notice of the call for redemption, and the notice is given within five business days of the conclusion of the 20 day trading period, and (2) the Company has a registration statement or a post-effective amendment to an existing registration statement pertaining to the Warrant Shares effective with the Securities and Exchange Commission. In the event the Company exercises its right to redeem this Warrant, the Expiration Date will be deemed to be, and this Warrant will be exercisable until the close of business on, the date fixed for redemption in such notice. If the Warrant has been called for redemption and is not exercised by such time, the Warrant will cease to be exercisable and the Registered Owner hereof will be entitled only to the redemption price.

         Subject to the terms contained herein and in the Warrant Agreement, this Warrant may be assigned or exercised by the Registered Owner in whole or in part by execution by the Registered Owner of the form of Assignment or Election to Purchase, as appropriate, appearing on the reverse side hereof. If the assignment is in whole, the Company shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder, and if the assignment be in part, the Company shall execute and deliver to the appropriate assignee a new Warrant or Warrants of like tenor expressly evidencing the right to purchase the portion of the aggregate number of Warrant Shares as shall be contemplated by any such assignment, and shall concurrently execute and deliver to the Registered Owner a new Warrant of like tenor evidencing the right to purchase the remaining portion of Warrant Shares purchasable hereunder which has not been transferred to the assignee.

         In the event this Warrant is exercised in part only, the Company shall cause to be delivered to the Registered Owner a new Warrant of like tenor evidencing the right of the Registered Owner to purchase the number of Warrant Shares purchasable hereunder as to which the Warrant has not been exercised. No fractional shares will be issued upon exercise of the Warrant.

         In no event shall this Warrant (or the Warrant Shares issuable upon full or partial exercise hereof) be offered or sold except in conformity with all applicable state and Federal securities laws.

         The Company and the Warrant Agent may deem and treat the Registered Owner hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Registered Owner of this Warrant, as such, shall not have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Registered Owner, as such, are limited to those rights expressly provided in this Warrant Certificate and in the Warrant Agreement. This certificate is not valid unless countersigned by the Warrant Agent. The

Company has agreed to pay a warrant solicitation fee of 5% of the Exercise Price to broker-dealers under specified conditions upon the exercise of the Warrants represented hereby.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:                                 MULTI-LINK
       ----------------------------
                                       TELECOMMUNICATIONS, INC.


                                       By:
                                          ------------------------------------
                                       Nigel Alexander,
                                       Chief Executive Officer

[SEAL]

                                       COUNTERSIGNED AND REGISTERED:

                                       Computershare Trust Company, Inc.
                                       12039 W. Alameda Parkway
                                       Lakewood, CO 80228



                                       By:
                                            ----------------------------------
                                            Warrant Agent and Registrar
                                            Authorized Signature

                       MULTI-LINK TELECOMMUNICATIONS, INC.

                              ELECTION TO PURCHASE


         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______ shares of Common Stock of Multi-Link Telecommunications, Inc. and hereby makes payment of $_______ (at the rate of $_____________ per share) in payment of the Exercise Price pursuant hereto. The undersigned acknowledges that two Warrants must be exercised to purchase one share of Common Stock. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below. The undersigned represents that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, the undersigned has written "unsolicited" in the space below. If neither the name of another member firm or "unsolicited" in entered, it will be assumed that exercise was unsolicited.

(Insert Name of NASD Member or "Unsolicited")


Dated:
        ------------------------------

Signature:
           ---------------------------

                     INSTRUCTIONS FOR REGISTRATION OF SHARES


Please insert social security or other identifying number of owner:
                                                                    -----------

Name:
      ---------------------------------------
         (Print in Block Letters)


Address:
         ------------------------------------

---------------------------------------------

---------------------------------------------

                                   ASSIGNMENT


         FOR VALUE RECEIVED, __________________________ does hereby sell, assign and transfer unto _________________________


--------------------------------------------------------------------------------
(Please insert social security or other identifying number of owner)


--------------------------------------------------------------------------------
(Please print or Typewrite Name and Address Including Zip Code, of Assignee)

the right to purchase __________ shares of Common Stock of Multi-Link Telecommunications, Inc. evidenced by the within Warrant, and does hereby irrevocable constitute and appoint ________________________________________
Attorney to transfer such right on the books of Multi-Link Telecommunications, Inc. with full power of substitution in the premises.



Dated:
       ------------------------

                                   Signature:
                                              --------------------------------


                                   Signature(s) Guaranteed:
                                                            ------------------

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.